Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-229651 on Form S-1 of our report dated March 19, 2019, relating to the financial statements of Global Macro Trust appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings “Selected Financial Information” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 25, 2019